                                                                    EXHIBIT 99.1
                                                                    ------------


                 Information, Financial Statements, and Exhibits
                    Required by Form 11-K in accordance with
                              Rule 15d-21 under the
                         Securities Exchange Act of 1934


                  For the Fiscal Years Ended December 31, 1994
                              and December 31, 1993


                        Delphi Information Systems, Inc.
                         Cash Option Profit Sharing Plan


                        DELPHI INFORMATION SYSTEMS, INC.
                        --------------------------------


       The principal executive offices of Delphi Information Systems, Inc. are located at 3501 Algonquin Road, Rolling Meadows, Illinois 60008

ITEM 1.   CHANGES IN THE PLAN
          -------------------

          Delphi Information Systems, Inc. (the "Company") adopted the Cash Option Profit Sharing Plan (the "Plan") effective January 1, 1988. There were no material changes in the provisions of the Plan during 1994 or 1993.

ITEM 2.   CHANGES IN INVESTMENT POLICY
          ----------------------------

          There were no material changes made during 1994 or 1993 with respect to investment policy.

ITEM 3.   CONTRIBUTIONS UNDER THE PLAN
          ----------------------------

          The Company made no contributions to the Plan in 1994 or 1993.

ITEM 4.   PARTICIPATING EMPLOYEES
          -----------------------

          As of December 31, 1994, there were approximately 479 employees who were participants in the Plan compared to 276 employees as of December 31, 1993. The increase in the number of participants during the year is partly due to employees of Mountain States and Insurnet, companies acquired by Delphi in December, 1993, who enrolled in the Plan during the year.

ITEM 5.   ADMINISTRATION OF THE PLAN
          --------------------------

          (a) The Plan is administered by the Company's Administrative Committee (the "Committee" or "Administrators"), the members of which are appointed by the Board of Directors. The members of the Committee and their titles with the Company as of April 1, 1995 are as follows:

                                         Position with the
          Member's Names                Company or Affiliates
          --------------                ---------------------

          M. Denis Connaghan            President and CEO

          John Sprieser                 Vice President, Finance and CFO

          Meigan Putnam                 Vice President, Operations

          The business address of each member of the Committee is 3501 Algonquin Road, Rolling Meadows, Illinois 60008.

          The Administrators of the Plan also serve as the Trustees of the Plan. The trust established under the Plan is administered by the Trustees.

          (b) During 1994 and 1993, no Committee members or Trustees received any compensation from the Plan for services rendered in connection with the administration of the Plan.

ITEM 6.   INVESTMENT CUSTODIAN
          --------------------

          (a) Connecticut General Life Insurance Company ("CIGNA") acts as custodian of the Plan's securities and investments. Its offices are located at:

          Connecticut General Life Insurance Company
          Group Pension Division
          Metro Center One
          350 Church Street
          M-80
          Hartford, CT  06104

          CIGNA manages participant contributions which are invested in an employee directed combination of the Guaranteed Long Term Account, Guaranteed Government Securities Account, Income and Growth Account and/or the Growth Opportunities Account.

          CIGNA delivers participants' contributions that are to be invested in the Company's common stock to Smith Barney Shearson ("Smith Barney") who executes the buy or sell orders it is given and holds the stock certificates. Smith Barney's offices are located at:

          Smith Barney Shearson
          350 California Street
          San Francisco, CA  94104-1477

          (b) The contract and administrative fees incurred by the Plan are payable to CIGNA, the Plan Custodian. During 1994, the fees were $14,979 compared to$17,731 in 1993. The Company paid these fees on behalf of the Plan in both years.

          (c) The Company and the Plan Administrators had a banker's blanket bond in the amount of $500,000 at December 31, 1994 with a deductible of $-0-.

ITEM 7.   REPORTS TO PARTICIPATING EMPLOYEES
          ----------------------------------

          Participating employees are furnished quarterly statements during the year reflecting the status of their accounts. The first such statement was issued on March 31, 1988.

ITEM 8.   INVESTMENTS OF PLAN
          -------------------

          Brokerage fees of $634 were paid to Smith Barney in 1994 compared to $257 in 1993. No brokerage fees were paid to any person described in SEC requirements for disclosure in Item 8(a)(2) of this form.

ITEM 9.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

          (a)   Index of Financial Statements and Schedules
                                                                      Page
                                                                      ----

Report of Independent Public Accountants                               F-1
Statement of Net Assets Available for Plan Benefits, with Fund
 Information, as of December 31, 1994                                  F-2
Statement of Net Assets Available for Plan Benefits, with Fund
 Information, as of December 31, 1993                                  F-3
Statement of Changes in Net Assets Available for Plan Benefits,
 with Fund Information, for the Year Ended December 31, 1994           F-4
Statement of Changes in Net Assets Available for Plan Benefits,
 with Fund Information, for the Year Ended December 31, 1993           F-5
Notes to Financial Statements                                      F-6 to F-10
Schedule I - Item 27a--Schedule of Assets Held for Investment
 Purposes                                                             F-11
Schedule II - Item 27d--Schedule of Reportable Transactions           F-12


     (b)   Exhibits
             None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the Committee has duly caused this annual Report to be signed by the undersigned thereunto duly authorized.


                              DELPHI INFORMATION SYSTEMS, INC.
                              Cash Option Profit Sharing Plan


Date: June 27, 1995                Signature  /s/ John Sprieser
      ------------------------                -----------------
                                              John Sprieser
                                              VP-Finance and CFO

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


To the Trustees of
Delphi Information Systems, Inc.
Cash Option Profit Sharing Plan


We have audited the accompanying statements of net assets available for Plan benefits of Delphi Information Systems, Inc. Cash Option Profit Sharing Plan as of December 31, 1994 and 1993 and the related statements of changes in net assets available for the Plan benefits, with fund information, for the years then ended. These financial statements and schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits as of December 31, 1994 and 1993 and the changes in its net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund.
The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The schedule of assets held for investment purposes as of December 31, 1994 and the schedule of reportable transactions for the year ended December 31, 1994 do not disclose the historical cost of the Plan's investments. Disclosure of this information is required by the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.


                              ARTHUR ANDERSEN LLP


Chicago, Illinois
June 19, 1995


                        DELPHI INFORMATION SYSTEMS, INC.
                         CASH OPTION PROFIT SHARING PLAN

   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                             AS OF DECEMBER 31, 1994

                                                       FUND INFORMATION

                           -----------------------------------------------------------------------------
                                                      Guaranteed     Income
                              Delphi     Guaranteed   Government      and         Growth
                              Common     Long Term    Securities     Growth    Opportunities    Loan
                              Stock       Account      Account      Account      Account      Account       Total
                           ----------------------------------------------------------------------------- -----------
PLAN ASSETS:

  Investments:

   Delphi
     Common Stock         $     17,454 $      --    $      --    $      --    $      --    $      --    $    17,454

   Guaranteed
     Long Term
     Account                     --       1,785,877        --           --           --           --      1,785,877

   Guaranteed
     Government
     Securities
     Account                     --           --         124,765        --           --           --        124,765

   Income and
     Growth
     Account                     --           --           --       1,099,845        --           --      1,099,845

   Growth
     Opportunities
     Account                     --           --           --           --       2,070,965        --      2,070,965

   Participant Loans             --           --           --           --           --         211,656     211,656

                           -----------------------------------------------------------------------------------------
   Total investments            17,454    1,785,877      124,765    1,099,845    2,070,965      211,656   5,310,562

  Cash                           --           --           --           --           --           --              0

  Participants'
   contributions
   receivable                      837       23,971        2,606       23,481       39,173        --         90,068
                           -----------------------------------------------------------------------------------------

Net assets available for
  Plan benefits           $     18,291 $  1,809,848 $    127,371 $  1,123,326 $  2,110,138 $    211,656 $ 5,400,630
                           -----------------------------------------------------------------------------------------
                           -----------------------------------------------------------------------------------------

   The accompanying notes are an integral part of these statements.



                        DELPHI INFORMATION SYSTEMS, INC.
                        CASH OPTION PROFIT SHARING PLAN

   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                             AS OF DECEMBER 31, 1993

                                                         FUND INFORMATION

                             -------------------------------------------------------------------------
                                                    Guaranteed     Income
                              Delphi   Guaranteed   Government      and         Growth
                              Common    Long Term   Securities     Growth    Opportunities     Loan
                              Stock      Account      Account     Account       Account      Account       Total
                             -------------------------------------------------------------------------  -----------
PLAN ASSETS:

  Investments:

   Delphi
     Common Stock           $ 35,680  $        --  $        --  $        -- $          --  $        -- $    35,680

   Guaranteed
     Long Term
     Account                      --    1,610,788           --          --             --          --    1,610,788

   Guaranteed
     Government
     Securities
     Account                      --           --      107,599          --             --          --      107,599

   Income and
     Growth
     Account                      --           --           --     751,881             --          --      751,881

   Growth
     Opportunities
     Account                      --           --           --          --      1,268,807          --    1,268,807

   Participant Loans              --           --           --          --             --     120,047      120,047

                            ---------------------------------------------------------------------------------------
   Total investments          35,680    1,610,788      107,599     751,881      1,268,807     120,047    3,894,802

  Cash                           819           --           --          --             --                      819

  Participants'
   contributions
   receivable                  1,224       18,769       14,044      17,690         21,982       5,590       79,299
                            --------- ------------ ------------ ----------- -------------- ------------------------

Net assets available for
  Plan benefits             $ 37,723  $ 1,629,557  $   121,643  $  769,571  $   1,290,789  $  125,637  $ 3,974,920
                            --------- ------------  ----------- ----------- -------------- ------------------------
                            --------- ------------  ----------- ----------- -------------- ------------------------

   The accompanying notes are an integral part of these statements.



                        DELPHI INFORMATION SYSTEMS, INC.
                         CASH OPTION PROFIT SHARING PLAN

                  STATEMENT OF CHANGES IN NET ASSETS AVAILABLE
                    FOR PLAN BENEFITS, WITH FUND INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                                             FUND INFORMATION

                                                    --------------------------------------------------------------------
                                                                          Guaranteed    Income
                                                     Delphi   Guaranteed  Government     and        Growth
                                                     Common   Long Term   Securities    Growth   Opportunities   Loan
                                                      Stock    Account     Account     Account      Account    Account     Total
                                                    --------------------------------------------------------------------------------
ADDITIONS:
  Contributions:
    Participants                                     $24,780    $431,171     $45,190    $709,453     $858,721        $0  $2,069,315

  Investment Income:
    Net appreciation/(depreciation) in fair value of
       investments                                   (36,699)          0       3,332     (58,553)      18,320         0     (73,600)
    Interest                                               0      99,325         307       2,742        1,959         0     104,333
    Dividends                                            102           0           0           0            0         0         102
                                                    --------------------------------------------------------------------------------
       Total investment income/(loss)                (36,597)     99,325       3,639     (55,811)      20,279         0      30,835
                                                    --------------------------------------------------------------------------------
       Total additions                               (11,817)    530,496      48,829     653,642      879,000         0   2,100,150
                                                    --------------------------------------------------------------------------------

DEDUCTIONS:
  Benefits paid to participants                       (4,127)   (307,794)    (14,943)   (163,220)    (184,222)        0    (674,306)
  Other expenses                                        (134)          0           0           0            0         0        (134)
                                                    --------------------------------------------------------------------------------
       Total deductions                               (4,261)   (307,794)    (14,943)   (163,220)    (184,222)        0    (674,440)
                                                    --------------------------------------------------------------------------------

LOANS ISSUED TO PARTICIPANTS                               0    (154,924)     (1,306)    (25,779)     (12,336)  194,345           0
LOAN PRINCIPAL REPAYMENTS                                  0      81,023       2,082      12,583       12,638  (108,326)          0
INTERFUND TRANSFERS                                   (3,354)     31,490     (28,934)   (123,471)     124,269         0           0
                                                    --------------------------------------------------------------------------------
NET INCREASE (DECREASE)                              (19,432)    180,291       5,728     353,755      819,349    86,019   1,425,710

NET ASSETS AVAILABLE FOR PLAN BENEFITS
  Beginning of year                                   37,723   1,629,557     121,643     769,571    1,290,789   125,637   3,974,920
                                                    --------------------------------------------------------------------------------
  End of year                                        $18,291  $1,809,848    $127,371  $1,123,326   $2,110,138  $211,656  $5,400,630
                                                    --------------------------------------------------------------------------------
                                                    --------------------------------------------------------------------------------

  The accompanying notes are an integral part of these statements



                        DELPHI INFORMATION SYSTEMS, INC.
                         CASH OPTION PROFIT SHARING PLAN

                  STATEMENT OF CHANGES IN NET ASSETS AVAILABLE
                    FOR PLAN BENEFITS, WITH FUND INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1993

                                                                           FUND INFORMATION

                                                     ------------------------------------------------------------------
                                                                           Guaranteed   Income
                                                      Delphi   Guaranteed  Government    and       Growth
                                                      Common   Long Term   Securities   Growth  Opportunities   Loan
                                                       Stock    Account     Account    Account     Account    Account     Total
                                                     ------------------------------------------------------------------------------
ADDITIONS:
  Contributions:
    Participants                                      $18,263    $389,586     $61,403  $238,871     $367,281        $0  $1,075,404

  Investment Income:
    Net appreciation/(depreciation) in fair value of
      investments                                     (10,455)          0       1,662    93,632      200,694         0     285,533
    Interest                                                0     133,453           0         0            0         0     133,453
    Dividends                                              57           0           0         0            0         0          57
                                                     ------------------------------------------------------------------------------
       Total investment income/(loss)                 (10,398)    133,453       1,662    93,632      200,694         0     419,043
                                                     ------------------------------------------------------------------------------
       Total additions                                  7,865     523,039      63,065   332,503      567,975         0   1,494,447
                                                     ------------------------------------------------------------------------------

DEDUCTIONS:
  Benefits paid to participants                       (17,606)   (510,979)     (8,289)  (35,264)     (61,116)        0    (633,254)
  Other expenses (adjustment)                               0     (13,923)          0    13,735            0         0        (188)
                                                     ------------------------------------------------------------------------------
       Total deductions                               (17,606)   (524,902)     (8,289)  (21,529)     (61,116)        0    (633,442)
                                                     ------------------------------------------------------------------------------

LOANS ISSUED TO PARTICIPANTS                                0     (83,299)          0         0            0    83,299           0
LOAN PRINCIPAL REPAYMENTS                                   0      73,957           0         0            0   (73,957)          0
INTERFUND TRANSFERS                                      (461)   (201,796)     13,075   108,382       80,800         0           0
                                                     ------------------------------------------------------------------------------
NET INCREASE (DECREASE)                               (10,202)   (213,001)     67,851   419,356      587,659     9,342     861,005

NET ASSETS AVAILABLE FOR PLAN BENEFITS
  Beginning of year                                    47,925   1,842,558      53,792   350,215      703,130   116,295   3,113,915
                                                     ------------------------------------------------------------------------------
  End of year                                         $37,723  $1,629,557    $121,643  $769,571   $1,290,789  $125,637  $3,974,920
                                                     ------------------------------------------------------------------------------
                                                     ------------------------------------------------------------------------------

  The accompanying notes are an integral part of these statements.


                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1993


1. PLAN DESCRIPTION
   ----------------

   The following is a general description of the Cash Option Profit Sharing Plan (the "Plan"). Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

   GENERAL

   The Plan, which commenced January 1, 1988, is a qualified cash option profit sharing plan offered to all eligible employees of Delphi Information Systems, Inc. (the "Company" or "Delphi") when hired. Enrollment to participate and election changes occur quarterly. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and Section 401
   (a) and Section 401 (k) of the Internal Revenue Code of 1986, as amended
   (IRC). At December 31, 1994, there were 479 active participants in the Plan of whom 257, 73, 241, 268 and 59 were electing to invest either wholly or partially in the CIGNA Guaranteed Long Term Account, the CIGNA Guaranteed Government Securities Account, the CIGNA Income and Growth Account, the CIGNA Growth Opportunities Account and Delphi Common Stock, respectively. At December 31, 1993 there were 276 active participants of whom 208, 60, 152, 162 and 43 were electing to invest either wholly or partially in the CIGNA Guaranteed Long Term Account, the CIGNA Guaranteed Government Securities Account, the CIGNA Income and Growth Account, the CIGNA Growth Opportunities Account and Delphi Common Stock, respectively.

   CONTRIBUTIONS

   Participants may elect to contribute an amount equaling from 1% to 20% of their basic compensation up to a maximum of $9,240 for 1994 compared to $8,994 for 1993 (salary reduction contributions). This maximum allowable contribution is adjusted each year for increases in the cost of living as provided in applicable regulations. This annual amount is an aggregate limitation that applies to all of an individual's salary reduction contributions and similar contributions under other plans. The Company may make an annual discretionary contribution to the Plan. Each Plan year, the Company will decide what portion of its profits, if any, it will contribute to the Plan. The Company did not make any contribution to the Plan during 1994 and 1993.

   The salary reduction contributions made on behalf of each participant are paid to the Custodian as soon as practical after the last day of each month, and deposited to the investment funds as directed by the participant.

                        DELPHI INFORMATION SYSTEMS, INC.
                         CASH OPTION PROFIT SHARING PLAN

                    NOTES TO FINANCIAL STATEMENTS, Continued

                           DECEMBER 31, 1994 AND 1993


   PARTICIPANT ACCOUNTS

   Each participant's account is credited with (1) the participant's contributions, (2) the related Company matching contributions, if any, and
   (3) fund earnings or losses. These accounts are summarized in the accompanying financial statements as net assets available for plan benefits.

   VESTING

   Each participant has an immediate, fully vested right to receive all salary reduction contributions and earnings thereon, upon termination from the Company, or upon separation caused by death of the participant or under other special circumstances.

   The Company's contributions to the Plan, if any, and the earnings on such contributions, become vested over four years of service.

   INVESTMENTS

   Each participant directs that salary reduction contributions for the participants' benefit and any earnings thereon be invested in one or more of the following funds:

     a. CIGNA Guaranteed Long Term Account - Invests in longer term fixed income securities, such as corporate bonds and commercial mortgages.

     b. CIGNA Guaranteed Government Securities Account - Invests in U.S. Treasuries, government agency obligations and repurchase agreements fully backed by such securities.

     c. CIGNA Income and Growth Account - Invests in a diversified portfolio of equity and fixed income securities.

     d. CIGNA Growth Opportunities Account - Invests in common stocks and securities convertible into common stocks.

     e. Delphi Stock Account - Invests in the shares of the Company's common stock. Participants are limited to a maximum of 25% of their annual contributions that can be invested in the Company's stock.

                        DELPHI INFORMATION SYSTEMS, INC.
                         CASH OPTION PROFIT SHARING PLAN

                    NOTES TO FINANCIAL STATEMENTS, Continued

                           DECEMBER 31, 1994 AND 1993


   PAYMENT OF BENEFITS

   Upon termination of employment, a participant's benefit is distributed in a single, lump sum payment. The distribution is made in the form of cash, unless the participant elects to receive the portion of his account that was invested in the Company's stock in the form of whole shares of such Company stock.

   EXPENSES

   Expenses in connection with the purchase or sale of stock or other securities are charged to the fund for which such purchase or sale is made. The Trust Agreement stipulates that expenses incurred by the Trustee in the performance of its duties shall be paid from the Trust Fund unless paid by the Company at its sole discretion. During 1994 and 1993 the Company elected to pay these expenses which consisted of the following: (1) accounting and legal fees of approximately $6,000 in both 1994 and 1993; and (2) record keeping fees paid to the Custodian of $14,979 and $17,731 in 1994 and 1993, respectively.

   TERMINATION

   Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become fully vested in any Company contributions to their accounts.

   ADMINISTRATION

   The Plan is administered by an Administrative Committee appointed by the Board of Directors of the Company.

   The Committee has responsibility for supervising the collection of contributions, delivery of such contributions to the Trustee, and maintenance of necessary records.

   The Trustee's responsibilities include receipt of Plan contributions, investment and maintenance of trust assets in the available funds, and distributions under the plan of such amounts as the Committee shall direct from time to time.

                        DELPHI INFORMATION SYSTEMS, INC.
                         CASH OPTION PROFIT SHARING PLAN

                    NOTES TO FINANCIAL STATEMENTS, Continued

                           DECEMBER 31, 1994 and 1993

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   ------------------------------------------

   BASIS OF ACCOUNTING

   The accompanying financial statements are prepared on the accrual basis of accounting.

   INVESTMENTS

   Investments are stated at fair value. Purchases and sales of securities are reflected on a settlement date basis. In accordance with the policy of stating investments at fair value, realized and unrealized gains and losses on investments are reflected as net appreciation/depreciation in the Statements of Changes in Net Asset Available for Plan Benefits. Dividend income is accrued on the ex-dividend date. Interest income from other investments is accrued as earned.

   The value of the investment in the Guaranteed Long Term Account and the Guaranteed Government Securities Account is equal to the amounts deposited in the account plus interest credited thereon less expenses, charges and other distributions. The Guaranteed Long Term Account bore an interest rate of
   5.40 percent at December 31, 1994 (6.25 percent at December 31, 1993). The Guaranteed Government Securities Account held 11,280.74 units with a unit value of $11.06 at December 31, 1994.

   The value of a unit in the Income and Growth Account and the Growth Opportunities Account is based on the market value of the assets in the account at year-end. The Income and Growth Account held 60,199.51 units with a unit value of $18.27 at December 31, 1994. The Growth Opportunities Account held 66,956.51 units with a unit value of $30.93 at December 31, 1994. Investments in these accounts, traded on national securities exchanges, are valued at year-end closing prices, and in the case of over-the-counter securities, at closing prices at December 31.

   LOANS TO PARTICIPANTS

   The Plan allows participants to borrow against their accounts subject to certain limitations. The rate of interest on such borrowings is equal to the rate of interest paid by the Guaranteed Long Term Account at the time the loan is made (6.75% to 15.90% at December 31, 1994). Employee loans outstanding were $211,656 and $125,637 at December 31, 1994 and 1993, respectively.

   CONTRIBUTIONS

   Participant contributions are recorded in the period that a participant's payroll deductions are made. Participant rollovers are funds transferred into the Plan during the respective year from new participants' previous employer plans.
                                       F-9

                        DELPHI INFORMATION SYSTEMS, INC.
                         CASH OPTION PROFIT SHARING PLAN

                    NOTES TO FINANCIAL STATEMENTS, Continued

                           DECEMBER 31, 1994 and 1993


3. RECONCILIATION TO FORM 5500
   ---------------------------

   As of December 31, 1994 and 1993, the Plan had $0 and $127,591, respectively, of pending distributions to participants who elected to withdraw from the operation and earnings of the Plan. These amounts are recorded as a liability in the Plan's Form 5500; however, these amounts are not recorded as a liability in the accompanying financial statements in accordance with generally accepted accounting principles.

   The following table reconciles benefits paid per the financial statements to the Form 5500 as filed by the Company for the year ended December 31, 1994:


                                                          Net Assets Available
                                                           for Plan Benefits
                            Benefits                          December 31
                           Payable to      Benefits  ---------------------------
                          Participants       Paid       1994            1993
                          ------------   ----------  ------------    -----------
Per financial statements      $     0    $ 674,306   $ 5,400,630     $ 3,974,920
Accrued benefit                     0            0             0
(127,591)
payments
Reversal of 1993 accrual            0     (127,591)            0               0
benefit payments
                          ------------  ----------- -------------   ------------
Per Form 5500                 $     0    $ 546,715   $ 5,400,630     $ 3,847,329
                          ------------  ----------- -------------   ------------


4. TAX STATUS
   ----------

   Although the Plan has received a favorable determination letter dated December 18, 1989 from the Internal Revenue Service, it has not been updated for the latest plan amendments. However, management has recently filed for a new determination letter but has not yet received it. The plan administrator and management believe that the Plan was designed and operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt through the year ended December 31, 1994.

5. RECLASSIFICATIONS
   -----------------

   Certain 1993 amounts have been reclassified to conform to the 1994 presentation.


                        DELPHI INFORMATION SYSTEMS, INC.
                         CASH OPTION PROFIT SHARING PLAN

                  SCHEDULE I - ITEM 27A - - SCHEDULE OF ASSETS
                          HELD FOR INVESTMENT PURPOSES
                             AS OF DECEMBER 31, 1994

                                                                        Market
                                                                       Value at
                                                                       Close of
  Name of Issuer and Title of Issue                     Cost (a)        Period
  ---------------------------------                     --------      ----------
* Delphi common stock, 22,348 shares,
     $0.10 par value, $.781 per share                                $   17,454

* CIGNA Guaranteed Long Term Account,
     5.40 percent                                                     1,785,877

* CIGNA Guaranteed Government Securities
     Account, 11,280.74 units, $11.06 per unit                          124,765

* CIGNA Income and Growth Account,
     60,199.51 units, $18.27 per unit                                 1,099,845

* CIGNA Growth Opportunities Account,
     66,956.51 units, $30.93 per unit                                 2,070,965

* Participant Loans
     6.75 percent to 15.90 percent interest                             211,656
                                                                     -----------

                                                                     $5,310,562
                                                                     -----------
                                                                     -----------


  (a) Historical cost information could not be obtained from the Plan's custodian.
   *  Represents a party in interest as of December 31, 1994.

     The accompanying notes are an integral part of these statements.



                        DELPHI INFORMATION SYSTEMS, INC.
                         CASH OPTION PROFIT SHARING PLAN

            SCHEDULE II - 27D -- SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                              Purchases                Dispositions
                                                              ---------     -----------------------------------
                                                           Purchase Price
                                                          and Current Value
  Involved      Fund          Description     Number of     of Assets on    Selling                Gain/
   Party        Name           of Assets     Transactions Transaction Date   Price  Cost (a)        Loss
  -------- --------------- ----------------- ------------ ----------------- ------- -------- ------------------
* CIGNA    Guaranteed      Fixed Income          (b)         $673,582      $567,085          $               --
           Long Term
           Account

* CIGNA    Income and      Equity and Fixed      (b)          782,075       369,946                          --
           Growth          Income Securities
           Account         Fund

* CIGNA    Growth          Common Stock          (b)        1,012,248       218,072                          --
           Opportunities   Fund
           Account


           (a)  Historical cost information could not be obtained from the Plan's custodian.
           (b)  Information could not be obtained from the Plan's custodian.
           *     Represents a party in interest as of December 31, 1994.

                The accompanying notes are an integral part of these statements.
